SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2008

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	identification No.)

38 Corporate Circle, Albany, New York	12203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (518) 452-1242

None
(Former name or former address, if changed since last report.)

ITEM 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 10, 2008, the Compensation Committee of the Company approved the grant of cash-settled restricted share units under the 2005 Long Term Incentive Plan and deferred cash grants to each of three executive officers, Jim Litwak, President and Chief Operating Officer; Bruce Eisenberg, Executive Vice President -- Real Estate and John Sullivan, Executive Vice President and Chief Financial Officer. The restricted share units will be granted on November 3, 2008, and the number of shares subject to the restricted share unit awards will be the number of shares having a fair market value of $150,000 on that date, based on the closing price of the Company stock. They will vest as to 50% on the second anniversary of the date of grant and as to 50% on the third anniversary, and they will be settled in cash on the date of vesting. The form of restricted stock unit award agreement is attached hereto as Exhibit 10.1. Each of the deferred cash grants will provide for a $150,000 cash payment that will be payable on November 3, 2009, and $75,000 cash payments that will be payable on each of November 3, 2010 and November 3, 2011.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS. The following are furnished as Exhibits to this Report:

Exhibit
No.	Description

10.1	Form of Restricted Share Unit Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date: October 15, 2008	/s/ John Sullivan
John J. Sullivan
Executive Vice President-Finance, Chief
Financial Officer and Secretary